Exhibit 10.2

BUCHANAN ASSOCIATES COMPUTER CONSULTING, LTD.

EQUIPMENT LEASE

THIS EQUIPMENT LEASE (“Lease”) is entered into by and between Buchanan Associates Computer Consulting, Ltd. (“Lessor”), whose address is 10 Kingsbridge Circle, Suite, Suite 30], Mississauga, ON LSR 3K6, and Diamond Technologies, Inc. (“Lessee”), whose address is 15 Allstate Parkway, 6th Floor, Markham, ON L3R SB4], and is made and effective on the date set forth in the execution provision at the end of this Lease.

Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, certain tangible personal property, as described in Schedule “A” attached to this Equipment Lease at certain terms and conditions as specified in this document.

IT IS AGREED:

1.  Lease - Description of Property.

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, on the terms and conditions as specified in this document, equipment described in Schedule “A” (“Equipment”). Property under this lease is detailed by quantity, manufacturer, serial number, part number and description in Schedule “A” to this lease agreement.

2.  Disclaimer of Warranties and Waiver of Defenses.

A.  No warranties by lessor.

LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT, AND MAKES NO WARRANTY, EXPRESSED OR IMPLIED, REGARDING THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE OR ANY OTHER ASPECT OF THE EQUIPMENT OR ITS MATERIAL OR WORKMANSHIP. Lessor further disclaims any liability for loss, damage, or injury to lessee or third parties as a result of any defects, latent or otherwise, in the equipment whether arising from Lessor’s negligence or application of the laws of strict liability. As to Lessor, Lessee leases the equipment “AS IS” on an all faults basis.

B.  Assignment of warranty,

Lessor hereby assigns to Lessee, all of the rights which Lessor may have against a supplier and a supplier’s vendor for the breach of warranty or other representations respecting the equipment of this lease.

3.  Noncancellable Lease.

THIS LEASE CANNOT BE CANCELED BY LESSEE DURING THE TERM PROVIDED IN THIS LEASE.

4.  Term.

The agreement under this Lease will begin on NOVEMBER 1, 2010 (“Commencement Date”), and will continue thereafter for a period of thirty-six (36) months ending on the (“Initial Term”) NOVEMBER 1, 2013.

5.  Rent.

The rent (“Rental Payment”) installments under this Lease shall be paid in advance on a monthly basis. The first such payment shall be the sum of Five Thousand Eight Hundred Sixty Five Dollars and no/100 ($5,865.00), and is due on or before the Commencement Date set forth in paragraph 4 (Term) above. Each successive monthly lease payment shall be due on the same day of each following month, until the expiration of this Lease. The Lessee shall make all rental payments due under this Lease on their due date and such, payments shall not be subject to any set-off, reduction, counterclaim or deferment for any reason or circumstances whatsoever including any claims which the Lessee may have against the Lessor under any other agreement between the parties.

If Lessee is not in default of this Lease, at the end of the Initial Term (“Option Date”), Lessee may purchase all of the Equipment in Schedule “A” for the amount of One Dollar and no/100 ($1.00) (“Option Price”).

Rental Payment shall be made via ACH Deposit with the following instructions:

Buchanan Associates
RBG-Royal Bank of Canada (Main Branch)
Routing: 00002003 (Branch 00002, Bank 003)
Account: 1315670

6.  Late Payment.

In the event any payment required to be made under the terms of this Lease is more than 15 days past its due date, Lessee shall pay to Lessor interest on such overdue payment at an interest rate equal to eighteen (18%) percent per annum from its due date until paid in full.

7.  Deposit.

Lessee shall pay a security deposit of Five Thousand Eight Hundred Sixty Five Dollars and no/100 ($5,865.00) on or before the Commencement Date set forth in paragraph 4.

above. Lessor may apply such security deposit to any costs of recovery of the Equipment, to compensate the Lessor if there is a default under this Lease, repair 0 f the Equipment upon its return (except for ordinary wear and tear), and to collect any other obligations under this Lease. Lessor shall not be obligated to pay interest on the security deposit or place it in a separate trust account.

8.  Care and Use.

Lessee, at Lessee’s own cost and expense, shall maintain and keep the equipment in good repair, condition and working order, shall use the equipment lawfully, in a careful and proper manner, and shall not alter the equipment without Lessor’s prior written consent nor move the Equipment from the province set out on the recitals to this Lease. If the manufacturer of the equipment has provided Lessor with a standard maintenance schedule and/or Lessor has provided Lessee with such schedule, Lessee shall maintain the equipment and follow such schedule as the minimum maintenance compliance. Lessee will also be required, upon request, to supply Lessor with evidence of compliance to any such maintenance schedule. Lessor reserves the right to inspect the equipment at any reasonable time. This Lease and the equipment leased hereunder is non-transferrable, and no persons or entities other than Lessee may use, store or operate the Equipment.

9.  Risk of Loss.

Lessee shall bear any and all risks of loss and damage to equipment from any and every cause whatsoever. Occurrence of such loss or damage shall not relieve Lessee of any obligation of this lease. In the event of any loss or damage to the Equipment, Lessee, at Lessor’s option, shall either place the damaged equipment in good repair, condition and working order, or pay to Lessor the Stipulated Loss Value (defined below).

10.  Insurauce.

Lessee shall procure and keep insurance on the equipment against all risk of loss or damage from every cause whatsoever for not less than the full replacement value of the equipment, and Lessee shall carry public liability and property damage insurance covering the equipment and its use. All such insurance shall be from an insurance carrier with a rating of BBB or higher as determined by Best’s Insurance Guide, and shall name Lessor as loss payee and additional insured. Such insurance shall provide a minimum of thirty (30) days advanced written notice to Lessor of any cancellation, change or modification in the insurance.

Lessee shall provide Lessor with a duplicate of the original policy, or certificate evidencing such insurance as required under this lease.

Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to make claim for, receive payment of; and execute and endorse all documents, checks, or drafts for, loss or damage under any said insurance policies required under this agreement.

13.  Performance by Lessor of Lessee’s Obligations.

In case of failure by Lessee to comply with any provision of this lease including but not limited to Lessee’s obligation to procure and maintain insurance or to pay fees, taxes, assignments and charges as the case may be, Lessor shall have the right, but shall not be obligated, to effect such compliance on Lessee’s behalf upon ten days’ prior written notice to Lessee. In such event, the costs thereof shall be deemed to be additional rental, repayable to Lessor with the next month’s rent and shall include interest at eighteen (18%) percent per annum.

14.  Indemnity.

Lessee shall indemnify and hold Lessor harmless against any and all claims, actions, suits, proceedings costs, expenses, damages, and liabilities, including legal fees and costs, arising out of, connected with, or resulting from the Equipment or the Lease, including without limitation, the manufacture, selection, delivery, possession, use, operation, or return of the equipment.

15.  Default.

Each of the following is a (“Default”) under this Lease: (i) Lessee fails to pay any Rental Payment or any other payment within five (5) business days of its due date; (ii) Lessee attempts to or abandons, removes, sells, encumbers or sublets any item of Equipment; (ii) Lessee does not perform any of Lessee’s other obligations under this Lease or in any other agreement with Lessor or the Lease is inaccurate in any material respect and such failure or inaccuracy continues unremedied for ten (10) business days after written notice sent by Lessor; (iii) any information provide by the Lessee to the Lessor proves to be false or inaccurate (iv) Lessee or guarantor becomes insolvent, dissolves, or assigns its assets for the benefit of creditors, or a trustee or receiver is appointed for Lessee or guarantor or for a substantial part of their assets or enters any bankruptcy or reorganization proceeding; (v) Lessee suffers a material adverse change in its financial condition or operations; (vi) Lessee defaults under any other agreement with Lessor or any of its affiliates; (vii) Lessee sells or transfers any interest which would result in a change in a majority ownership of the Lessee or sells all or substantially all its assets and property; (viii) Lessee amalgamates with another entity without the consent of the Lessor; or (ix) any guarantor of this Lease dies, does not perfi:ll111 its obligations under the guarantee or commits any of the acts set out in (i) through (ix) above.

16.  Remedies.

If a Default occurs, Lessor may do one or more of the following: (i) Lessee shall pay to Lessor as liquidated damages, and not as a penalty, the sum of the (“Stipulated Loss Value”) being the then unpaid Rent Payments and other amounts due, past due or to become due hereunder. including interest thereon plus an amount equal to the anticipated fair market value of the Equipment as at the end of the Initial Term or any extension or renewal thereof, as applicable, as determined by Lessor (the “Residual Value”), each such future Rental Payment and the Residual Value payment to be discounted from its respective due date at a discount rate of 4% per annum;(ii) Lessor may cancel or terminate this Lease or any other agreement that Lessor has entered into with Lessee; (iii) Lessor may require Lessee to immediately pay Lessor, as compensation for loss of Lessor’s bargain and not as a penalty, a sum equal to the Stipulated Loss Value; (iv) Lessor may require Lessee to deliver the Equipment to Lessor as set forth in Section I I; (v) Lessor or it’s agent may without demand or legal process, enter the premises where any and all items of Equipment are located and take immediate possession of and remove the same, without liability for such entry or for damage to property or otherwise. Lessee agrees to pay all of Lessor’s costs of enforcing Lessor’s rights against Lessee, repossess the Equipment without court order including reasonable legal fees and Lessee will not make any claims against Lessor for damages or trespass or any other reason; and (vi) Lessor may exercise any other right or remedy available at law or in equity and no remedy referred to in this Lease is intended to be exclusive, but each shall be in addition to any other remedy referred to or otherwise available to Lessor. If Lessor takes possession of the Equipment, Lessor may sell, re-lease or otherwise dispose of it with or without notice, at a public or private sale, and apply the net proceeds (after deducting all costs related to the sale or disposition of the Equipment) to the amounts that Lessee owes Lessor. Lessee agrees that if notice of sale is required by law to be given, ten (10) business days notice shall constitute reasonable notice. Lessee will remain responsible for any amounts that are due after Lessor has applied such net proceeds.

17.  Assignment. Lessee May Not Assign, Sell, Transfer or Sublease the Equipment or Lessee's Interest in this Lease.

Lessee may not assign this Lease or the Equipment without the prior written consent of the Lessor nor allow any security interest to encumber the Equipment which ranks equal to or superior to that of the Lessor under this Lease. Lessor may, without notifying Lessee, sell, assign, grant a security interest in or transfer this Lease or its rights in the Equipment. Lessee agrees that the new owner or secured party, as the case may be, will have the same rights and benefits that Lessor has now under this Lease but not Lessor’s obligations and if requested, the Lessee shall make all payments to the new owner or secured party, as the case may be. The rights of the new owner will not be subject to any claim, defense or set-off that Lessee may have against Lessor.

18.  Further Assurances.

Lessee agrees to promptly, at Lessee’s expense, deliver such other reasonable documents and assurances, and take such further action as Lessor may request, in order to effectively carry out the intent and purpose of this Lease.

19.  Miscellaneous.

Lessee agrees that the terms and conditions contained in this Lease make up the entire agreement between Lessee and Lessor regarding the Lease of Equipment. The declaration of invalidity of any provision of this Lease shall not affect any part of the remainder of the provisions of this Lease. Any change in any of the terms and conditions of this Lease must be in writing and signed by Lessor. Lessee agrees however, that Lessor is authorized, without notice to Lessee, to insert the Lease Number, and to supply missing information or to correct obvious errors in this Lease. Lessee authorizes Lessor to adjust the Amount of Each Rental Payment by not more than fifteen (15%) percent if either the Hnal Total Cash Price (which is all amounts Lessor has paid in connection with the purchase, delivery and installation of the Equipment, including any upgrade and buyout amounts) differs from the estimated Total Cash Price. Lessor shall not be obligated to purchase the Equipment if the actual Total Cash Price varies more than fifteen (15%) percent from the Total Cash Price listed above. If Lessor delays or fails to enforce any of Lessor rights under this Lease, Lessor will still be entitled to enforce those rights at a later time. All notices shall be given in writing by the party sending the notice and shall be elective when deposited in the Canadian mail or a nationally recognized overnight delivery service, addressed to the party receiving the notice at its address shown on the front of this Lease (or to any other address specified by that party in writing) with postage prepaid. All of Lessor’s right and remedies, shall survive and remain in full force and effect and be enforceable alter the expiration or termination of the Lease for any reason. It is the express intent of the parties not to violate any applicable usury laws or to exceed the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law, and any such excess payment will be applied to Rent in inverse order to maturity, and any remaining excess will be refunded to Lessee. This document and all related documents have been written in the English language at the express request of the parties. Le present document ainsi que tout document y rattachant ont etc rediges en langue anglais a la demande expresse des parties. If more than one Lessee has signed this Lease each of the Lessees agree that Lessee’s liability is joint and several. Time is of the essence in this agreement. Lessee further agrees to pay Lessor an origination fee on the date the first rental payment is due to cover the expenses of originating this Lease

Captions. Captions are used in this lease for convenience only, and are not intended to be used in the construction or interpretation of this Lease.

Time of Essence. Time is of the essence in this Lease.

Joint and Several liability. If more than one Lessee is named in this lease, each shall be joint and severally liable for all obligations set forth in this Lease.

Governing Law. This lease shall be construed and governed by the laws of the Province of Ontario.

Counterparts. This lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Binding Effect. The provisions of this lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives, successors, and assigns.

20.  Quiet Enjoyment.

Providing Lessee is not in default under any obligation of this agreement, Lessee shall have quiet enjoyment of the use of the equipment, subject to the terms and conditions of this lease.

21.  Title, Ownership.

The Equipment is, and at all times shall remain, the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein, except as set forth by this lease. Unless granted under this Lease, Lessee has no right to purchase or otherwise acquire title to or ownership of any 0 f the equipment or property of this lease no matter that the equipment or any part thereof may now be, or hereafter become, attached or affixed to real property or any improvements thereon.

Lessee acknowledges and authorizes Lessor to register and record Lessor’s interest in the Equipment under the Personal Property and Security Act.

In Witness hereof, Lessor and Lessor each execute this Lease in this 13th day of OCTOBER, 2010.

LESSOR:   Buchanan Associates Computer Consulting, Ltd.

__________________________
By:

LESSEE:   Diamond Technologies, Inc.

JOHN CECIL
By: